UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            ___________

                             FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          January 9, 2004
          Date of report (Date of earliest event reported):



                       PETER KIEWIT SONS', INC.
        (Exact name of Registrant as specified in its Charter)


        Delaware              000-23943         91-1842817
(State or Other Jurisdiction (Commission)     (I.R.S. Employer
     of Incorporation)        File Number)   Identification No.)


        Kiewit Plaza, Omaha Nebraska               68131
  (Address of Principal Executive Offices)       (Zip Code)


                           (402)342-2052
         (Registrant's telephone number, including area code)







ITEM 12.     Results of Operations and Financial Condition.

     On January 9, 2004, during a speech to employee-attendees at the Annual Operation's Meeting of Peter Kiewit Sons', Inc. (the "Corporation"), Kenneth E. Stinson, Chairman and Chief Executive Officer of the Corporation, presented the Corporation's estimated revenue, estimated net income and estimated formula price per common share for the fiscal year ended December 27, 2003.

     These estimates are set forth on Exhibit 99.1 to this Form
8-K and incorporated in this Form 8-K by reference.

     These estimates are preliminary in nature and are subject to confirmation and audit by the Corporation's auditors. Actual results and prices, which may differ materially from these estimates, will be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 to be filed with the Securities and Exchange Commission.

     The Corporation is furnishing information in this Form 8-K to the Commission pursuant to Item 12 of Form 8-K, and this information shall not be deemed filed for purposes of the Securities Exchange Act of 1934.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                         PETER KIEWIT SONS', INC.



                         By: /s/ Tobin A. Schropp
Date: January 12, 2004   Tobin A. Schropp, Senior Vice President







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